Exhibit C.13.12.2


                         ASSIGNMENT AND ASSUMPTION AGREEMENT


   ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of September 26,1997, among BankBoston, N.A. (formerly known as The First National Bank of Boston, the "First Assignor"), State Street Bank and Trust Company, (the "First Assignee), Swiss Bank Corporation (the "Second Assignor" and, together with the First Assignor, the "Assignors"), Fleet National Bank (as successor-in- interest to Shawmut Bank Connecticut, N.A., the "Second Assignee" and, together with the First Assignee, the "Assignees"), Yankee Gas Services Company (the "Borrower") and The Bank of New York as agent under the Credit Agreement referred to below.

   Reference is made to that certain Amended and Restated Credit Agreement dated as of February 2, 1995 (the "Credit Agreement"), among the Borrower, the Banks listed on the signature pages thereto, and the Bank of New York, as Agent (the "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

   The parties hereto hereby agree as follows:

   Section 1. Consent. Pursuant to Section 9.07(b) of the Credit Agreement,
(i) the Borrower hereby consents to each of the assignments described in
Section 2 below and (ii) the Agent hereby confirms that it has received notice of each such assignment.

   Section 2. Assignments. (a) For and in consideration of the assumption of the obligations by the First Assignee as set forth in this Section 2(a) (including, without limitation, the assumption by the First Assignee of the First Assignor's Commitment under the Credit Agreement in the amounts described on Schedule A attached hereto) and other consideration as set forth herein, the First Assignor does hereby sell, assign, transfer and convey to the First Assignee, without recourse or representation and warranty (except with respect to its representations and warranties contained herein), all of its rights and obligations under the Credit Agreement and each of the other Loan Documents (other than (i) rights under Section 9.02 of the Credit Agreement arising out of or in connection with events occurring prior to the Effective Date (as defined below) and
(ii) the right to payment of interest and fees under the Loan Documents accruing prior to the Effective Date), including, without limitation, the right to payment of principal and interest and all other amounts payable under the Loan Documents from and after the Effective Date.

   (b) For and in consideration of the assumption of the obligations by the Second Assignee as set forth in this Section 2(b) (including, without limitation, the assumption by the Second Assignee of the Second Assignor's Commitment under the Credit Agreement in the amounts described on Schedule B attached hereto) and other consideration as set forth herein, the Second Assignor does hereby sell. assign, transfer and convey to the Second Assignee, without recourse or representation and warranty (except with respect to its representations and warranties contained herein), all of its rights and obligations under the Credit Agreement and each of the other Loan Documents (other than (i) rights under Section 9.02 of the Credit Agreement arising out of or in connection with events occurring prior to the Effective Date (as defined below) and (ii) the right to payment of interest and fees under the Loan Documents accruing prior to the Effective Date), including, without limitation, the right to payment of principal and interest and all other amounts payable under the Loan Documents from and after the Effective Date.

   Section 3. Assumption. For and in consideration of the assignment of rights by the Assignors set forth in Section 2 and other consideration as set forth herein, and effective as of the Effective Date, each of the Assignees, severally but not jointly, does hereby purchase and accept the applicable assigned rights described in Section 2 above, and assumes, and covenants and agrees, for the benefit of the applicable Assignor, to completely and timely perform, comply with and discharge, all of the duties and liabilities and all of the obligations of the applicable Assignor as a Bank under the Credit Agreement and each of the other Loan Documents.

   From and after the Effective Date, (i) each of the Assignors shall be released and discharged from such Assignor's obligations, of any kind and nature whatsoever, in respect of the Loan Documents, (ii) each of the Assignees shall be entitled to all of the applicable Assignor's rights, powers and privileges, as Banks, under the Loan Documents and (iii) each of the Assignees shall be a "Bank" for all purposes under the Credit Agreement and the other Loan Documents.

   Section 4. Payments. In consideration of its purchase of the rights, duties, liabilities and obligations as a Bank under the Loan Documents,
(i) the First Assignee shall pay to the account of the First Assignor the amount set forth next to such Assignee's name on Schedule A attached hereto (which amount represents the aggregate principal amount of the Loans of the First Assignor outstanding on the Effective Date prior to giving effect to the payment of such amount by the First Assignee on such date), and (ii) the Second Assignee shall pay to the account of the Second Assignor the amount set forth next to such Assignee's name on Schedule B attached hereto (which amount represents the aggregate principal amount of the Loans of the Second Assignor outstanding on the Effective Date prior to giving effect to the payment of such amount by the Second Assignee on such date) (each of the amounts described in sub-clauses (i) and (ii) above shall be referred to herein as the "Purchase Price"), in accordance with the administrative information set forth on Schedule A or B, as applicable, attached hereto.

  Section 5. Representations and Warranties of the Assignors. (a) The First Assignor represents and warrants that, as of the Effective Date (but prior to giving effect to the payment by the First Assignee of the Purchase Price as described in Section 4), the aggregate principal balance of its Loans outstanding under the Credit Agreement is Two Million Five Hundred Thousand Dollars ($2,500,000.00).

   (b) The Second Assignor represents and warrants that, as of the Effective Date (but prior to giving effect to the payment by the Second Assignee of the Purchase Price as described in Section 4), the aggregate principal balance of its Loans outstanding under the Credit Agreement is Two Million Five Hundred Thousand Dollars ($2,500,000.00).

   (c) Each of the Assignors (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other Loan Document or other instrument or document furnished pursuant thereto.

   Section 6. Representations and Warranties of the Assignees. Each of the Assignees (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption Agreement; (ii) confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iii) agrees that it will, independently and without reliance upon either of the Assignors and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; and (iv) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank.

   Section 7. Conditions Precedent. The obligations of each Assignor and each Assignee hereunder are subject to receipt by each Assignor of payment in full of the applicable Purchase Price. The assignment and assumption provided for herein shall become effective immediately upon each Assignor's receipt of (i) a fully executed copy of this Assignment and Assumption Agreement and (11) payment in full of the applicable Purchase Price (the "Effective Date").

   Section 8. Governing Law. The rights and obligations of the parties to this Assignment and Assumption Agreement shall, pursuant to New York General Obligations Law Section 51401, be governed by, and construed in accordance with, the laws of the State of New York.

   Section 9. Counterparts. This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument.


   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption Agreement as of the day first above written.

                                          BANKBOSTON, N.A., as Assignor


                                          By:
                                          Name:  Michael Kane
                                          Title: Managing Director


                                          SWISS BANK CORPORATION,
                                          as Assignor


                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Assignee


                                          By:
                                          Name:
                                          Title:


                                          FLEET NATIONAL BANK, as Assignee


                                          By:
                                          Name:
                                          Title:


   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption Agreement as of the day first above written.

                                          BANKBOSTON, N.A., as Assignor


                                          By:
                                          Name:
                                          Title:


                                          SWISS BANK CORPORATION,
                                          as Assignor


                                          By:
                                          Name: Thomas R. Salzano
                                          Title:  Associate Director
                                          Banking Finance Support, N.A.

                                          By:
                                          Name: Dorothy L. McKinley
                                          Title: Associate Director
                                          Banking Finance
                                          Support, N.A.


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Assignee


                                          By:
                                          Name:
                                          Title:


                                          FLEET NATIONAL BANK, as Assignee


                                          By:
                                          Name:
                                          Title:


   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption Agreement as of the day first above written.

                                          BANKBOSTON, N.A., as Assignor


                                          By:
                                          Name:
                                          Title:


                                          SWISS BANK CORPORATION,
                                          as Assignor


                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Assignee


                                          By:
                                          Name: C. Jaynelle Landy
                                          Title: Loan Officer


                                          FLEET NATIONAL BANK, as Assignee


                                          By:
                                          Name:
                                          Title:


   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption Agreement as of the day first above written.

                                          BANKBOSTON, N.A., as Assignor


                                          By:
                                          Name:
                                          Title:


                                          SWISS BANK CORPORATION,
                                          as Assignor


                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Assignee


                                          By:
                                          Name:
                                          Title:


                                          FLEET NATIONAL BANK, as Assignee


                                          By:
                                          Name: Thomas L. Rose
                                          Title: Vice President


                                          THE BANK OF NEW YORK, as Agent


                                          By:
                                          Name: John W. Hall
                                          Title: Vice President


                                          YANKEE GAS SERVICES COMPANY


                                          By:
                                          Name:
                                          Title:


                                          THE BANK OF NEW YORK, as Agent


                                          By:
                                          Name:
                                          Title:


                                          YANKEE GAS SERVICES COMPANY


                                          By:
                                          Name: Sarah K. Sanders
                                          Title: Treasurer



                                                                   Schedule A


I.   Amount of Commitment Being Assigned by First Assignor to First Assignee:

        $10,000,000 (assigned to State Street Bank and Trust Company)


Il.   Aggregate Principal Amount of First Assignor's Loans Outstanding:

        $2,500,000 (payable by State Street Bank and Trust Company)


III.  Administrative Information of First Assignor:

        BankBoston, N.A.
        ABA No. 0 11-000-390
        GL No. 540-99-621




                                                                  Schedule B


I.   Amount of Commitment Being Assigned by Second Assignor to Second
     Assignee:

        $10,000,000 (assigned to Fleet National Bank)


II.  Aggregate Principal Amount of Second Assignor's Loans Outstanding:

        $2,500,000 (payable by Fleet National Bank)


III. Administrative Information of Second Assignor:

        Swiss Bank Corporation
        ABA No. 026-00-7993
        GL No.101-WA-860050524